                                                                   Exhibit 23(A)



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation of our report by reference in the registration statements on Form S-8 (File No. 2-77475, File No. 2-90698, File No. 33-7018, File No. 33-14179, File No. 33-32140, File No. 33-32141, File No.
33-33614,  File No.  33-38674,  File No. 33-38675,  File No. 33-51683,  File No.
33-51685,  File No.  33-57457,  File No. 33-57459,  File No. 33-65245,  File No.
33-65247, File No. 333- 48363, File No. 333-48341,  File No. 333-71455, File No.
333-30972,  File No.  333-54230 and File No.  333-75734)  pertaining to the 2001
Stock Plan, 1999 Stock Plan, 1993 Employees' Stock Purchase Plan, 1995 LTX (Europe) Ltd. Approved Stock Option Plan, 1990 Stock Option Plan, 1990 Incentive Stock Option Plan, 1990 Employees' Stock Purchase Plan, 1983 Employees' Stock Purchase Plan, 1983 Non-Qualified Stock Option Plan, and 1981 Incentive Stock Option Plan of LTX Corporation of our report dated August 26, 2002, with respect to the consolidated financial statements and schedule of LTX Corporation included in the Annual Report (Form 10-K) for the year ended July 31, 2002.

                                                               Ernst & Young LLP

Boston, Massachusetts
October 25, 2002